Exhibit 10.2

VOTING AGREEMENT

THIS VOTING AGREEMENT (“Agreement”) is made and entered into as of July 29, 2024, by and among HEARTLAND BANCCORP, an Ohio corporation (“Heartland”), and the undersigned securityholders (each, the “Securityholder,” which term is used to describe all undersigned securityholders together if more than one) of GERMAN AMERICAN BANCORP, INC., an Indiana corporation (the “Company”). All capitalized terms herein not otherwise defined shall have the meaning ascribed to them in the “Merger Agreement” (as defined below).

Recitals

WHEREAS, pursuant to that certain Agreement and Plan of Reorganization of even date herewith (the “Merger Agreement”), by and among Heartland, the Company, and their respective banking subsidiaries, Heartland will merge (the “Merger”) into the Company, with the Company continuing as the surviving corporation and all of the outstanding common stock, without par value, of Heartland being exchanged for common stock, without par value, of the Company;

WHEREAS, the Securityholder is the beneficial owner of, or exercises control and direction over, the number of issued and outstanding shares of common stock, without par value, of the Company (“Company Stock”), as set forth on Exhibit A attached hereto;

WHEREAS, the Securityholder has had a fair opportunity to review the Merger Agreement and to consult with legal, tax, financial and other advisers of the Securityholder’s choosing to the extent such Securityholder has desired to have such consultation; and

WHEREAS, as a material inducement for Heartland to enter into the Merger Agreement with the Company and thereby provide the benefits of the Merger to the Securityholder, the Securityholder is willing (among other terms and conditions set forth in this Agreement) to (i) in accordance with the terms hereof, not transfer or otherwise dispose of any of such Securityholder’s shares of Company Stock, or any and all other shares or securities of the Company issued, issuable, exchanged or exchangeable, in respect of any Company Stock (the “Securities”) until the Securityholder’s shares are voted with respect to the Merger and (ii) vote or use best efforts to cause to be voted Company Stock as set forth herein.

Agreement

NOW, THEREFORE, in contemplation of the foregoing and in consideration of the mutual agreements, covenants, representations and warranties contained herein and intending to be legally bound hereby, each Securityholder agrees with Heartland as follows:

1.            Transfer and Encumbrance. The Securityholder agrees that the Securityholder will not take or permit any action to, directly or indirectly, (i) transfer, sell, assign, give, pledge (excluding any pledges already in effect to commercial lenders that secure the repayment of money borrowed), exchange, or otherwise dispose of or encumber the Securities (except as may be specifically required by court order, and except transfers to any member of Securityholder’s family, to another Securityholder, to a trust for the benefit of Securityholder or any member of Securityholder’s family, for estate or tax planning purposes, by will, intestacy or operation of law, or such transfers as Heartland may otherwise permit in writing (such permission not to be unreasonably withheld), in which case any such transferee shall agree to be bound by the terms and conditions of this Agreement) prior to the “Expiration Date” (as defined below), or to make any offer or agreement relating thereto, at any time prior to the Expiration Date; (ii) deposit any of the Securities into a voting trust or enter into a voting agreement or arrangement with respect to such Securities or grant any proxy or power of attorney with respect thereto, in each case, in a manner that conflicts or may conflict with the Securityholder’s obligations hereunder; or (iii) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect sale, assignment, transfer, exchange or other disposition of or transfer of any interest in or the voting of any of the Securities, in each case, in a manner that conflicts or may conflict with the Securityholder’s obligations hereunder. As used herein, the term “Expiration Date” shall mean the earlier to occur of (i) July 1, 2025, (ii) the date which is the day following the shareholder meeting at which the Merger is approved by the Company’s shareholders, or (iii) termination of the Merger Agreement in accordance with its terms.

2.            Agreement to Vote. Prior to the Expiration Date, at every meeting of the shareholders of the Company called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written consent of the shareholders of the Company with respect to any of the following, the Securityholder agrees to vote (or cause to be voted) the shares of Company Stock owned of record and beneficially by such Securityholder other than as a trustee of a benefit plan, which shares shall include, without limitation, all shares owned by such Securityholder individually, all shares owned jointly by such Securityholder and such Securityholder’s spouse, all shares owned by such Securityholder by any minor children (or any trust for their benefit), all shares owned by any business of which such Securityholder is the principal shareholder (but in each such case only to the extent such Securityholder has the right to vote or direct the voting of such shares), and specifically including all shares shown as owned directly or beneficially by such Securityholder on Exhibit A attached hereto or acquired subsequently hereto in favor of approval of the Merger, the Merger Agreement and the transactions contemplated thereby and any matter that could reasonably be expected to facilitate the Merger. This Agreement is intended to bind the Securityholder as a shareholder of the Company only with respect to the specific matters set forth herein. Notwithstanding the foregoing, nothing in this Agreement shall limit or restrict the Securityholder from voting in his, her or its sole discretion on any matter other than those matters referred to in this Agreement. Nothing herein is intended to or shall limit or affect any actions taken by the Securityholder, solely in his or her capacity as a director of the Company, including any actions Securityholder deems necessary to discharge his or her fiduciary duties with respect to his or her role on the Company’s Board of Directors.

3.            Proxy. If and only if the Securityholder fails for any reason to be counted as present, consent or vote the Securityholder’s shares of Company Stock owned of record and beneficially by such Securityholder as set forth on Exhibit A in accordance with the requirements of Section 2 of this Agreement (or anticipatorily breaches such Section 2), then Heartland shall have the right to cause to be present, consent or vote such shares in accordance with the provisions of Section 2. The Securityholder hereby grants, or agrees to cause the applicable record holder to grant, a revocable proxy appointing G. Scott McComb, Jay B. Eggspuehler and Jennifer L. Eckert, and each of them individually, and any designee of any of them, with full power of substitution and resubstitution, as the Securityholder’s attorney-in-fact and proxy, for and in the Securityholder’s name, to be counted as present, vote, express consent or dissent with respect to the Securityholder’s applicable shares in the circumstance contemplated by the first sentence of this Section 3 as such proxies or their proxies or substitutes shall, in their sole discretion, deem proper with respect to such shares. The proxy granted by the Securityholder pursuant to this Section 3 is granted in consideration of Heartland entering into this Agreement and the Merger Agreement and incurring the obligations therein. The power of attorney granted by the Securityholder herein is a durable power of attorney and shall survive the dissolution, bankruptcy, death or incapacity of the Securityholder. The proxy granted by the Securityholder shall be automatically revoked upon the Expiration Date. The Securityholder hereby revokes any and all previous proxies granted with respect to the shares of Company Stock owned of record and beneficially by such Securityholder as set forth on Exhibit A.

4.            No Opposition. Prior to the Expiration Date, the Securityholder agrees not to take, or cause to be taken, any action in the Securityholder’s capacity as a holder of Securities of the Company that would, or would be reasonably likely to, have the purpose or effect of preventing the consummation of the Merger and the transactions contemplated by the Merger Agreement. Prior to the Expiration Date, the Securityholder agrees to take, or cause to be taken in its capacity as a holder of Securities of the Company, all actions necessary to effect the Merger and the transactions contemplated by the Merger Agreement.

5.            New Securities. The Securityholder hereby agrees that any shares of the capital stock or other securities of the Company that the Securityholder purchases or with respect to which the Securityholder otherwise acquires a right to acquire or other beneficial ownership (as such concept of beneficial ownership is interpreted for purposes of the beneficial ownership disclosure provisions of Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission adopted thereunder) after the date of this Agreement and prior to the Expiration Date (the “New Securities”), and any and all other shares or securities of the Company issued, issuable, exchanged or exchangeable in respect of any New Securities, shall become subject to the terms and conditions of this Agreement to the same extent as if they constituted Securities.

6.            Representations, Warranties and Covenants of Securityholder. The Securityholder (and if more than one signatory exists for the Securityholder, all such signatories, jointly and severally) hereby represents and warrants to, and covenants with, Heartland that:

6.1.            Ownership. Except as may be noted on Exhibit A hereto, the person(s) or entity(ies) who or that has (have) signed this Agreement as the Securityholder have good and marketable title to, and is (are) the sole legal and beneficial owners of Securities in the numbers that are specified on Exhibit A. As of the date hereof, such person(s) or entity(ies) does (do) not beneficially own any shares of the capital stock of the Company or other securities issued by the Company other than the Securityholder’s Securities that are so identified. No person acting on behalf of any such person(s) or entity(ies) has provided Heartland with any information concerning the nature of ownership of the numbers of Securities identified on Exhibit A that is false or misleading in any respect material to Heartland.

6.2.            Authorization; Binding Agreement. The Securityholder has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and thereby and has sole voting power and sole power of disposition, with respect to all of the shares of Company Stock included within the Securityholder’s Securities with no restrictions on its voting rights or rights of disposition pertaining thereto, except as specified on Exhibit A. The Securityholder has duly executed and delivered this Agreement and, assuming its due authorization, execution and delivery by Heartland, this Agreement is a legal, valid and binding agreement of the Securityholder, enforceable against the Securityholder in accordance with its terms.

7.            Further Assurances. The Securityholder hereby covenants and agrees to execute and deliver, or cause to be executed or delivered, such proxies, consents, waivers and other instruments, and undertake any and all further action, necessary or desirable, in the reasonable opinion of Heartland, to carry out the purpose and intent of this Agreement and to consummate the Merger, the Merger Agreement and the transactions contemplated thereby.

8.            Termination. This Agreement shall terminate and shall have no further force or effect as of the Expiration Date. In the event of termination of this Agreement upon the Expiration Date, this Agreement shall become void and of no effect with no liability on the part of any party hereto; provided, however, that nothing herein shall relieve any party from liability hereof for any willful breach of this Agreement prior to the Expiration Date.

9.            Miscellaneous.

9.1.            Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction (or deemed formally or informally by a governmental agency) to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. In the event that a governmental agency (including but not limited to the Board of Governors of the Federal Reserve System (the “FRB”)) expresses to Heartland any concern that this Agreement may be violative of law applicable to Heartland or the Securityholder, then Heartland shall so notify the Securityholder of such concern, and Heartland and the Securityholder shall cooperate with each other toward amending this Agreement in order to resolve such governmental agency’s concern(s).

9.2.            Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without the prior written consent of the other; provided, however, that Heartland may freely assign its rights to a direct or indirect wholly-owned subsidiary of Heartland without such prior written approval but no such assignment shall relieve Heartland of any of its obligations hereunder. Any purported assignment without such consent shall be void. No provision of this Agreement shall be for the benefit of any third party, except that the Company is an intended third-party beneficiary of the Securityholder’s agreements pursuant to this Agreement.

9.3.            Amendment and Modification. This Agreement may not be modified, amended, altered or supplemented except by the execution and delivery of a written agreement executed by the parties hereto.

9.4.            Specific Performance; Injunctive Relief. The parties hereto acknowledge that Heartland will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of the Securityholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Heartland upon such violation, Heartland shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Heartland at law or in equity.

9.5.            Notices. All notices that are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be sufficient in all respects if given in writing and delivered by hand or national or international overnight courier service, or mailed by registered or certified mail, postage prepaid (effective (a) when delivered by hand, (b) one (1) business day after dispatch by overnight courier, and (c) three (3) business days after dispatch by mail), as follows:

If to Heartland, to:

G. Scott McComb

Chairman, President and Chief Executive Officer

Heartland BancCorp

430 N. Hamilton Road

Whitehall, Ohio 43213

with a copy to:

Peter Weinstock, Esq.

Beth Whitaker, Esq.

Hunton Andrews Kurth

1445 Ross Avenue

Suite 3700

Dallas, TX 75202

If to any person who has signed this Agreement as Securityholder, to the address that appears in the shareholder records of the Company, which have been provided to Heartland.

And in the event of notice to either the Company or any person who has signed this Agreement as Securityholder, with a copy to:

D. Neil Dauby

Chairman and Chief Executive Officer

German American Bancorp, Inc.

711 Main Street

Jasper, Indiana  47546

with a copy to:

Jeremy E. Hill, Esq.

Dentons Bingham Greenebaum LLP

10 W. Market Street

2700 Market Tower

Indianapolis, Indiana 46204

9.6.            Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision, rule or principle (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

9.7.            Entire Agreement. This Agreement contains the entire understanding of Heartland and Securityholder in respect of the subject matter hereof, and, except for any confidentiality agreements between Heartland and the Company binding upon the Securityholders, supersedes all prior negotiations and understandings between the parties with respect to such subject matters.

9.8.            Counterparts. This Agreement may be executed (and delivered, in original form or by electronic mail or by facsimile transmission) in several counterparts, each of which shall be an original, but all of which together shall (when executed and delivered between or among two or more signatories) constitute one and the same agreement.

9.9.            Effect of Headings. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

9.10.          No Limitation on Actions of the Securityholder as Director or Officer. Notwithstanding anything to the contrary in this Agreement, in the event the Securityholder, or a representative of the Securityholder, is an officer or director of the Company, nothing in this Agreement is intended or shall be construed to require the Securityholder, or its representative, as the case may be, in such individual’s capacity as an officer or director of the Company, to act or fail to act in accordance with such individual’s fiduciary duties in such capacity.

9.11.          Remedies Not Exclusive. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity will be cumulative and not alternative, and the exercise of any thereof by either party will not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

9.12.          Disclosure. The Securityholder hereby authorizes Heartland and the Company to disclose the identity of the Securityholder and the nature and amounts of its commitments, arrangements and understandings under this Agreement (and to file publicly a copy of this Agreement in that connection) in any reports or other filings or communications that either Heartland or the Company may be required to file under any applicable law (without seeking confidential treatment of such disclosure), including without limitation the laws popularly known as Bank Holding Company Act of 1956, the Bank Merger Act, the Securities Exchange Act of 1934, and the Securities Act of 1933 (each as amended), and including, without limitation, any report filed with the Securities and Exchange Commission on Form 8-K or any Schedule 13D or Schedule 13G, any Registration Statement filed by the Company under the Securities Act of 1933, and any applications or notices seeking or concerning regulatory review and/or approval of the Merger and/or this Agreement that may be filed with the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Indiana Department of Financial Institutions and the Ohio Division of Financial Institutions.

9.13.          Attorney Fees. Except as otherwise provided herein, each party shall pay hereto shall pay its own costs, expenses and attorney’s fees in connection with the review and execution of this Agreement, any future negotiation or consultation in connection with this Agreement, and/or in the event of any judicial proceeding arising out of or related to this Agreement or which requires the interpretation or construction of this Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first above written.

HEARTLAND BANCCORP

By:	/s/ G. Scott McComb
G. Scott McComb,
Chairman, President and Chief Executive Officer

[HEARTLAND SIGNATURE PAGE TO VOTING AGREEMENT]

/s/ Zachary W. Bawel	/s/ Angela Curry
Zachary W. Bawel	Angela Curry

/s/ D. Neil Dauby	/s/ Susan J. Ellspermann
D. Neil Dauby	Susan J. Ellspermann

/s/ Marc D. Fine	/s/ Jason M. Kelly
Marc D. Fine	Jason M. Kelly

/s/ Diane B. Medley	/s/ M. Darren Root
Diane B. Medley	M. Darren Root

/s/ Christina M. Ryan	/s/ Thomas W. Seger
Christina M. Ryan	Thomas W. Seger

/s/ Jack W. Sheidler	/s/ Tyson J. Wagler
Jack W. Sheidler	Tyson J. Wagler

[SECURITYHOLDER SIGNATURE PAGE TO VOTING AGREEMENT]

EXHIBIT A

SECURITYHOLDERS’ OWNERSHIP

OF COMPANY STOCK

Securityholder	Shares of Common Stock
Zachary W. Bawel	19,659.3508
Angela Curry	2,399.0000
D. Neil Dauby	55,755.0756
Susan J. Ellspermann	8,136.6939
Marc D. Fine	43,450.1200
Jason M. Kelly	13,812.7488
Diane B. Medley	9,619.0000
M. Darren Root	17,484.1731
Christina M. Ryan	13,989.9243
Thomas W. Seger	680,323.4975
Jack W. Sheidler	63,241.1056
Tyson J. Wagler	11,588.8684
Total	939,459.5580

Exhibit A